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                                                                EXHIBIT 10.28

                                AMENDMENT TO

                            EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement ("Amendment") is entered into effective as of April 30, 1997, by and between Access Health, Inc. (the "Company"), and Kenneth B. Plumlee ("Employee").

                                  RECITALS
                                  --------

     WHEREAS, Employee is currently employed by the Company as Chairman of its Board of Directors pursuant to an Employment Agreement (the "Employment Agreement") effective as of December 1, 1996, and the Parties desire to amend the Employment Agreement as hereinafter stated.

     NOW, THEREFORE, in consideration of the mutual promises made herein and in the Employment Agreement, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

     1.   Termination of Services.  Employee and the Board of Directors of the
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Company  mutually agreed Employee shall be relieved of any further responsibility to provide the services specified in Paragraph 3 of the Employment Agreement and to serve as its Chairman as of April 5, 1997. There is no further obligation on the part of the Company or its Board of Directors to have Employee act as the Chairman of the Board of Directors, and there is no further obligation on the part of Employee to serve as the Chairman of the Board of Directors subsequent to the March 1997 Stockholders Meeting. Whether or not Employee continues to act as the Chairman of the Board of Directors of the Company will have no effect on his rights or obligations, nor on the Company's rights or obligations, under the Employment Agreement or under this Amendment.

     2.   Payment.  Employee and the Chief Executive Officer of the Company have
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mutually agreed to revise employee's services under Paragraph 3 of the
Employment Agreement as specified above so that the only services expected of Employee hereafter will be as a member of the Company's Board of Directors for so long as he shall continue to serve thereon. The Company will promptly pay to Employee the sum of two hundred twnety seven thousand eight hundred sixty five Dollars ($227,865) in lieu of all salary and benefits, including insurance and car allowance, which would have been received by Employee from the Company for the period May 1, 1997 through the remainder of the Employment Period as defined in the Employment Agreement.
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     3.   1995 Option.  The Parties acknowledge and confirm to each other that
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12,000 of the 60,000 shares in the Option granted on May 23, 1995 to purchase
60,000 shares of the Company's common stock (the "1995 Option") are vested and exercisable by Employee, 12,000 shares will become vested and exercisable on May 23, 1997, another 12,000 shares will become vested and exercisable on May 23, 1998, another 12,000 shares will become vested and exercisable on May 23, 1999, and the final 12,000 shares will become vested and exercisable on May
23, 2000. The Parties agree the 1995 Option is amended hereby to provide that the 12,000 shares which were to become vested and exercisable on May 23, 1998, and the 12,000 shares which were to become vested and exercisable on May 23, 1999 and the 12,000 shares which were to become vested and exercisable on May 23, 2000 shall now be vested and exercisable. As a result of this Amendment, 48,000 of the 60,000 shares in the 1995 Option are now vested and exercisable, and the final 12,000 shares will become exercisable on May 23, 1997. In addition, the Parties agree the 1995 Option is further amended hereby to provide that Employee shall have the right to exercise the 1995 Option and to purchase any of the 36,000 shares accelerated hereby, pursuant to the terms of that Option at any time from now through the 12-month period following the latter of (i) September 30, 1998 or (ii) the date Employee no longer serves on the Company's Board of Directors.

     4.   Life Insurance.  The Company shall transfer to Employee ownership of
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the key man term insurance on his life, provided any additional cost in so doing is borne by Employee.

     5.   Non-Competition.  Employee agrees in consideration of this Agreement
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that Section 8 of the Employment Agreement shall be amended to read "until
September 30, 1998," and, accordingly, the provisions of such Section shall be applicable to Employee until such date whether or not Employee continues to serve as a director of the Company.

     6.   No Other Changes.  Except as expressly amended hereby, the Employment
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Agreement shall remain in full force and effect.

     7.   No Representations.  Each party represents that it or he has had the
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opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Amendment. Neither party has relied upon any representations or statements made by the other party hereto not specifically set forth in this Amendment.

     8.   Entire Agreement.  The Employment Agreement, as amended hereby,
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represents the entire agreement and understanding between the Company and
Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

     9.   No Oral Modification.  The Employment Agreement and this Amendment may
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only be amended in writing signed by Employee and an officer of the Company.

    10.   Governing Law.  This Amendment shall be governed by the laws of the
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State of California, without reference to its choice of law principles.

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    11.   Counterparts.  This Amendment may be executed in counterparts, and
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each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date set forth above.


                         ACCESS HEALTH, INC.

                         by /s/ Julie A. Brooks
                            ____________________________________________
                              Julie A. Brooks
                              Senior Vice-President and General Counsel

                          /s/ Kenneth B. PlumLee
                         ______________________________________________
                         KENNETH B. PLUMLEE

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